UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Special Meeting Adjourned to October 16, 2025 YOUR ACTION IS NEEDED CIM4846809 Dear Shareholder, Although over 75% of the votes cast to date favorably support Creative Media & Community Trust Corporation (“CMCT”)’s reverse stock split proposals, we have yet to receive the approval of the majority of the shares entitled to vote. As such, we have adjourned the meeting until October 16, 2025, to allow more time for shareholders’ votes to be placed. CMCT strongly encourages shareholders to vote FOR the reverse stock split proposals. The reverse stock splits afford management added flexibility to continue to meet Nasdaq’s listing requirements and remain listed on Nasdaq. If the company’s common stock is delisted from Nasdaq, this could adversely impact the stock price and shareholders’ ability to trade the Company’s common stock. As part of the proxy vote solicitation process, you have likely been contacted repeatedly and encouraged to vote. By submitting your vote, you will prevent any further solicitation and help limit CMCT’s solicitation costs. We urge you to vote as soon as possible to allow CMCT to hold the Special Meeting and pass the reverse stock split proposals. Your vote matters and is important, regardless of how many shares you own. You can vote using any of the following quick and easy methods. Online Visit www.proxyvote.com and follow the instructions to cast your vote. Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. By Phone With a Proxy Card Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. By Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided.